EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith

Chief Financial Officer

CIRCOR International, Inc.

(781) 270-1200

CIRCOR Announces Earnings Rise of 29% to $0.27 Per Share in the Third Quarter

•	Earnings before charges total $0.29 per share as revenues increase 22%

•	Nine-month earnings rise 34% on revenue increase of 20%

•	Incoming orders increase 18% while backlogs rise 12% as primary markets remain strong

Burlington, MA, November 3, 2005

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control products for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the third quarter ended October 2, 2005. Net income for the third quarter of 2005 was $4.3 million, or $0.27 per diluted share, compared to $3.3 million, or $0.21 per diluted share, for the 2004 third quarter. Revenues for the 2005 third quarter were $109.2 million, an increase of 22% from $89.8 million for the third quarter of 2004.

For the nine months ended October 2, 2005, net income rose 34% to $15.6 million, or $0.97 per diluted share. Net income for the nine months ended September 26, 2004, totaled $11.7 million, or $0.73 per diluted share. Revenues for the first nine months of 2005 were $330.1 million, an increase of 20% from $275.0 million for the first nine months of 2004.

David A. Bloss, Sr., Chairman and Chief Executive Officer, said, “We continue to benefit from higher industrial, aerospace and oilfield activity while our commercial HVAC, U.S. Navy and process steam markets remain relatively flat. While we are pleased with our results, they were at the lower end of our expectations due in large part to constraints on the supply of certain key components as well as continuing raw material cost pressures.”

Mr. Bloss also commented on the Company’s progress in implementing internal operational improvements saying, “We currently have a number of facility consolidation projects in various stages of completion and, in addition, we are in our first year of transformation to lean operating practices. These actions are designed to substantially improve our profitability, asset utilization and cash flow as fewer facilities will be needed and our inventory cycles improve. In addition to special charges for facility consolidations, we incurred incremental costs during the quarter associated with the lean initiatives of approximately $0.4 million and $1.4 million year-to-date. Financial benefits from our efforts in these areas are expected to be realized in 2006 and beyond.”

During the first nine months of 2005, the Company generated $17.5 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid), an increase of 25% from $14.0 million of free cash flow generated in the same period last year. Included in free cash flow for 2005 are incremental capital expenditures totaling $6.1 million related to two new facilities, one in the Netherlands and a new and expanded facility being constructed in China.

Revenues for the Company’s CIRCOR Energy Products segment increased 36% to $50.2 million from $36.8 million in the third quarter of last year and were up 27% on a year-to-date basis primarily due to increased shipments to international oil and gas projects. Incoming orders for the quarter increased 20% compared to third quarter 2004 and, sequentially, increased 19%. Excluding special charges, this segment achieved operating margins of 11.3% for third quarter 2005 compared to 7.8% the same period last year, on the strength of higher shipments from the Company’s Pibiviesse business unit in Italy that serves the international project markets as well as profitability improvements in North American operations.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were up 11% to $59.0 million for the third quarter compared to $53.0 million for the same period last year and up 15% on a year-to-date basis. Incoming orders for this segment were up 16% in the third quarter and the first nine months of 2005 compared to the same periods last year, while backlog at quarter-end increased 59% versus last year (up 9% excluding acquisitions), and increased 2% sequentially. Operating margin for this segment, excluding special charges, was 9.4% for the third quarter of 2005 compared to 10.9% during the same period last year. The results for this segment benefited from stronger industrial market conditions that were offset by continuing high metal costs and unabsorbed manufacturing expenses due to manufacturing process improvement activities. Our lean manufacturing implementation has been accelerating at our Instrumentation products group’s highest volume plant and, as a result, this product group has realized a year-to-date inventory decrease of 13% or nearly $3.0 million. Results for the quarter were also negatively affected by supplier delivery delays of key components for certain aerospace products, thereby reducing shipments of these high-margin products.

CIRCOR provided guidance for its fourth quarter 2005 results, indicating that it expects earnings to be in the range of $0.34 to $0.37 per diluted share excluding special charges and other costs associated with ongoing facility consolidations compared to earnings of $0.01 per diluted share in the fourth quarter last year, which included an inventory obsolescence charge and fixed asset write-off totaling $0.29 per share. The Company indicated that its forecast for the fourth quarter assumes that their primary markets continue at this year’s healthy pace. However, raw material costs and availability as well as on-going changes in production processes and inventory reduction will continue to negatively affect the performance of the Instrumentation and Thermal Fluid Controls segment. In addition, specific tax planning and other project costs at the corporate level will be incurred during the fourth quarter, adding an additional $0.6 million to $0.8 million of pre-tax expenses during the period.

CIRCOR International has scheduled a conference call to review its results for the third quarter of 2005 on Friday, November 4, 2005, at 10:30 am ET. Interested parties may access the call by dialing (800) 406-5356 for US & Canada and (913) 981-5572 for International locations. A replay of the call will be available from 1:30 pm ET on November 4, 2005 through midnight on November 10, 2005. To access the replay, interested parties should dial (888) 203-1112 or (719)

457-0820 and enter confirmation code # 5408053 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, November 3, 2005, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the company’s website by November 8, 2005.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our lean and acquisition strategies. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
Net revenues	$109,222	$89,760	$330,117	$275,009
Cost of revenues	77,894	63,091	231,312	192,373

GROSS PROFIT	31,328	26,669	98,805	82,636
Selling, general and administrative expenses	23,669	20,591	71,802	61,673
Special charges	496	265	934	303

OPERATING INCOME	7,163	5,813	26,069	20,660

Other (income) expense:
Interest income	(172)	(181)	(486)	(536)
Interest expense	900	1,182	2,668	3,529
Other (income) expense, net	174	(241)	197	(291)

Total other expense	902	760	2,379	2,702

INCOME BEFORE INCOME TAXES	6,261	5,053	23,690	17,958
Provision for income taxes	1,955	1,770	8,055	6,285

NET INCOME	$4,306	$3,283	$15,635	$11,673

Earnings per common share:
Basic	$0.27	$0.21	$1.00	$0.76
Diluted	$0.27	$0.21	$0.97	$0.73
Weighted average common shares outstanding:
Basic	15,744	15,371	15,646	15,338
Diluted	16,228	15,825	16,079	15,885

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	October 2, 2005	September 26, 2004
OPERATING ACTIVITIES
Net income	$15,635	$11,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,633	7,561
Amortization	330	153
Compensation expense of stock-based plans	764	461
Loss on disposal of property, plant and equipment	20	191
Loss on write-down of assets held for sale	—	238
Gain on disposal of assets held for sale	(113)	(387)
Equity in undistributed earnings of affiliates	(141)	(86)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	56	6,172
Inventories	(6,402)	(12,092)
Prepaid expenses and other assets	2,325	736
Accounts payable, accrued expenses and other liabilities	10,571	4,698

Net cash provided by operating activities	30,678	19,318

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,453)	(3,626)
Proceeds from disposal of property, plant and equipment	7	820
Proceeds from sale of assets held for sale	1,472	3,030
Business acquisitions, net of cash acquired	(41,277)	(12,198)
Purchase price escrow release payments	(829)	(1,260)
Purchase of investments	(2,535)	(5,408)
Proceeds from sale of investments	2,535	5,408
Other		—

Net cash used in investing activities	(52,080)	(13,234)

FINANCING ACTIVITIES
Proceeds from debt borrowings	4,580	322
Payments of debt	(3,221)	(3,559)
Dividends paid	(1,765)	(1,725)
Proceeds from the exercise of stock options	3,757	1,098

Net cash provided by (used in) financing activities	3,351	(3,864)

Effect of exchange rate changes on cash and cash equivalents	(1,448)	(367)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(19,499)	1,853
Cash and cash equivalents at beginning of year	58,653	58,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,154	$60,055

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	October 2, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$39,154	$58,653
Investments	4,308	4,155
Trade accounts receivable, less allowance for doubtful accounts of $2,171 and $2,549, respectively	63,967	64,521
Inventories	111,963	105,150
Prepaid expenses and other current assets	3,604	2,414
Deferred income taxes	4,810	6,953
Assets held for sale	473	—

Total Current Assets	228,279	241,846

Property, Plant and Equipment, net	61,807	59,302

Other Assets:
Goodwill	144,475	120,307
Intangibles, net	4,808	1,424
Other assets	9,892	5,539

Total Assets	$449,261	$428,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$40,557	$38,023
Accrued expenses and other current liabilities	35,762	30,490
Income taxes payable	2,351	1,362
Notes payable and current portion of long-term debt	17,459	15,051

Total Current Liabilities	96,129	84,926

Long-Term Debt, net of current portion	28,057	27,829
Deferred Income Taxes	7,553	6,932
Other Non-Current Liabilities	9,813	10,646
Minority Interest	—	4,650
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,822,383 and 15,430,305 issued and outstanding, respectively	158	154
Additional paid-in capital	214,990	208,392
Retained earnings	78,164	64,293
Accumulated other comprehensive income	14,397	20,596

Total Shareholders’ Equity	307,709	293,435

Total Liabilities and Shareholders’ Equity	$449,261	$428,418

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
ORDERS
Instrumentation & Thermal Fluid Controls	$60,213	$51,688	$188,734	$162,941
Energy Products	50,029	41,755	137,742	123,228

Total orders	$110,242	$93,443	$326,476	$286,169

	October 2, 2005	December 31, 2004
BACKLOG
Instrumentation & Thermal Fluid Controls	$63,153	$39,819
Energy Products	66,513	75,923

Total backlog	$129,666	$115,742

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$51,639	$54,864	$52,966	$59,187	$218,656	$61,025	$62,908	$59,031	$182,964
Energy Products	39,058	39,688	36,794	47,638	163,178	41,213	55,749	50,191	147,153

Total	90,697	94,552	89,760	106,825	381,834	102,238	118,657	109,222	330,117

OPERATING MARGIN
Instrumentation & TFC	11.2%	11.4%	10.9%	10.5%	11.0%	14.8%	12.1%	9.4%	12.1%
Energy Products	10.9%	7.7%	7.8%	-2.3%	5.6%	8.0%	10.7%	11.3%	10.1%
Segment operating margin	11.1%	9.8%	9.7%	4.7%	8.7%	12.0%	11.5%	10.3%	11.2%
Corporate expenses	-2.5%	-2.3%	-2.9%	-3.6%	-2.8%	-3.4%	-2.6%	-3.3%	-3.1%
Special charges	0.0%	0.0%	-0.3%	0.0%	-0.1%	-0.3%	-0.1%	-0.5%	-0.3%
Total operating margin	8.5%	7.5%	6.5%	1.2%	5.7%	8.4%	8.7%	6.6%	7.9%
OPERATING INCOME
Instrumentation & TFC (excl. special charges)	5,776	6,239	5,786	6,188	23,989	9,004	7,641	5,532	22,177
Energy Products (excl. special charges)	4,251	3,066	2,877	(1,116)	9,078	3,290	5,957	5,680	14,927

Segment operating income (excl. special charges)	10,027	9,305	8,663	5,072	33,067	12,294	13,598	11,212	37,104
Corporate expenses	(2,259)	(2,188)	(2,585)	(3,798)	(10,830)	(3,443)	(3,105)	(3,553)	(10,101)
Special charges	(38)	—	(265)	—	(303)	(305)	(133)	(496)	(934)

Total operating income	7,730	7,117	5,813	1,274	21,934	8,546	10,360	7,163	26,069
INTEREST EXPENSE, NET	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(2,182)
OTHER (EXPENSE) INCOME, NET	(143)	193	241	(57)	234	181	(204)	(174)	(197)

PRETAX INCOME	6,567	6,338	5,053	520	18,478	7,940	9,489	6,261	23,690
PROVISION FOR INCOME TAXES	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(8,055)

EFFECTIVE TAX RATE	35.0%	35.0%	35.0%	75.0%	36.1%	35.0%	35.0%	31.2%	34.0%
NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$15,635

Weighted Average Common Shares Outstanding (Diluted)	16,001	15,908	15,825	15,932	15,877	16,054	16,171	16,228	16,079
EARNINGS PER COMMON SHARE (Diluted)	$0.27	$0.26	$0.21	$0.01	$0.74	$0.32	$0.38	$0.27	$0.97

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.27	$0.26	$0.22	$0.01	$0.76	$0.33	$0.39	$0.29	$1.01

EBIT	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$6,989	$25,872
Depreciation	2,680	2,353	2,528	2,103	9,664	2,597	2,586	2,450	7,633
Amortization of intangibles	77	38	38	39	192	38	227	65	330

EBITDA	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$9,504	$33,835

EBITDA AS A PERCENT OF SALES	11.4%	10.3%	9.6%	3.1%	8.4%	11.1%	10.9%	8.7%	10.2%

CAPITAL EXPENDITURES	$1,294	$1,575	$757	$1,661	$5,287	$3,668	$3,136	$4,649	$11,453

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$2,254	$7,275	$4,438	$7,692	$21,659	$(412)	$12,565	$5,307	$17,460

ADD: Capital expenditures	1,294	1,575	757	1,661	5,287	3,668	3,136	4,649	11,453
Dividends paid	573	576	576	578	2,303	586	589	590	1,765

NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,121	$9,426	$5,771	$9,931	$29,249	$3,842	$16,290	$10,546	$30,678

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$(8,706)	$(4,054)	$(9,918)	$(19,928)	$(19,928)	$15,367	$10,371	$2,054	$2,054

ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	39,154	39,154
Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,308	4,308

TOTAL DEBT	$58,936	$57,990	$58,090	$42,880	$42,880	$44,426	$43,666	$45,516	$45,516

NET DEBT AS % OF NET CAPITALIZATION	-3.3%	-1.5%	-3.6%	-7.3%	-7.3%	4.9%	3.3%	0.7%	0.7%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$267,728	$276,260	$275,870	$273,507	$273,507	$313,378	$310,514	$309,763	$309,763
LESS: Total debt	(58,936)	(57,990)	(58,090)	(42,880)	(42,880)	(44,426)	(43,666)	(45,516)	(45,516)
ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	39,154	39,154
Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,308	4,308

TOTAL SHAREHOLDERS’ EQUITY	276,434	280,314	285,788	293,435	293,435	298,011	300,143	307,709	307,709
ADD: Total debt	58,936	57,990	58,090	42,880	42,880	44,426	43,666	45,516	45,516

TOTAL CAPITAL	$335,370	$338,304	$343,878	$336,315	$336,315	$342,437	$343,809	$353,225	$353,225

TOTAL DEBT / TOTAL CAPITAL	17.6%	17.1%	16.9%	12.7%	12.7%	13.0%	12.7%	12.9%	12.9%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$6,989	$25,872

LESS: Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(2,182)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(8,055)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$15,635

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$9,504	$33,835

LESS: Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(2,182)
Depreciation	(2,680)	(2,353)	(2,528)	(2,103)	(9,664)	(2,597)	(2,586)	(2,450)	(7,633)
Amortization of intangibles	(77)	(38)	(38)	(39)	(192)	(38)	(227)	(65)	(330)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(8,055)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$15,635

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$4,293	$4,122	$3,455	$130	$11,997	$5,359	$6,254	$4,647	$16,251

LESS: Special charges, net of tax	(25)	—	(172)	—	(194)	(198)	(86)	(341)	(616)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$15,635